EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO
RULE 13a-14(b)/15d-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934 AND
18 U.S.C. SECTION 1350

In connection with the Quarterly Report of KAL Energy, Inc. (the “Company”) on Form 10-QSB for the quarterly period ended February 28, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jorge Nigaglioni, Chief Financial Officer of the Company, certify, pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 17, 2007	/s/ Jorge Nigaglioni
Jorge Nigaglioni
Chief Financial Officer
(Principal Financial Officer)

This certification accompanies this Report pursuant to Rule 13a-14(b) or 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.